EXHIBIT 23.5

(Letterhead of D.A. Davidson & Co.)

January 4, 2001

PremierWest Bancorp
Administration Building
503 Airport Road
Medford, OR 97504

Ladies and Gentlemen:

    D.A. Davidson consents to the inclusion of our Opinion in the Registration Statement on Form S-4 as Appendix III to the Prospectus/Join Proxy Statement and to the reference to our Firm and the summary of our engagement for PremierWest Bancorp in the body of the Registration Statement.

Very Truly Yours,

/s/ Albert V. Glowasky

Albert V. Glowasky
Managing Director